Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement on Form S-8 of NIP Group Inc. of our report dated June 12, 2024 with respect to our audits of the consolidated financial statements of NIP Group Inc. as of December 31, 2023 and 2022 and for the two years ended December 31, 2023 appearing in the Registration Statement on Form F-1 of NIP Group Inc. (File No. 333-280135).

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp

New York, New York

December 30, 2024